AMENDMENT TO PARTICIPATION AGREEMENT
                          DATED AS OF MARCH 21, 2000
               (as amended and supplemented from time to time)

                                    AMONG

            ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

                   INVESCO VARIABLE INVESTMENT FUNDS, INC.,

                                     AND

                          INVESCO DISTRIBUTORS, INC.

WHEREAS, Allmerica Financial Life Insurance and Annuity Company, INVESCO Variable Investment Funds, Inc., INVESCO Funds Group, Inc., and INVESCO Distributors, Inc. entered into a Fund Participation Agreement on March 21, 2000; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties do hereby agree that Schedule A and Schedule B to the Participation Agreement are amended to read in their entirety as follows:

                                  SCHEDULE A

The following Separate Accounts and Associated Contracts of Allmerica Financial Life Insurance and Annuity Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

CONTRACTS FUNDED BY SEPARATE ACCOUNT      NAME OF SEPARATE ACCOUNT
------------------------------------      ------------------------
Allmerica ExecAnnuity Plus 91             Separate Account VA-K

Allmerica ExecAnnuity Plus 93             Separate Account VA-K

Allmerica Advantage                       Separate Account VA-K

Allmerica Ultimate Advantage              Separate Account VA-K

Allmerica Accumulator                     Separate Account VA-K


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                                  SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

INVESCO VIF -

                              Invesco Dynamics Fund

                              Invesco Equity Income Fund

                              Invesco Health Sciences Fund

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of August 1st, 2000.

                                     ALLMERICA FINANCIAL LIFE INSURANCE
                                     AND ANNUITY COMPANY

                                     By: /s/ Richard M. Reilly
                                         ----------------------
                                         Richard M. Reilly, President

                                     INVESCO VARIABLE INVESTMENT FUNDS,
                                     INC.

                                     By: /s/ Ronald L. Grooms
                                         --------------------
                                         Ronald L. Grooms, Treasurer

                                     INVESCO FUNDS GROUP, INC.

                                     By: /s/ Ronald L. Grooms
                                         --------------------
                                         Ronald L. Grooms, Senior Vice President

                                     INVESCO DISTRIBUTORS, INC.

                                     By: /s/ Ronald L. Grooms
                                         --------------------
                                         Ronald L. Grooms, Senior Vice President